Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-239207, 333-252584, 333-252585 and 333-267689); Form S-3 (File No. 333-221966, 333-228908, 333-235441, 333-237581, 333-239851, 333-254309, 333-279123, and 333-281579); and Form S-8 (File No. 333-259264 and 333-286292) of Predictive Oncology, Inc. (the Company) of our report dated March 28, 2024, except for the effects of discontinued operations of the Company’s Birmingham operating segment discussed in Note 2 and Note 15, as to which the date is March 31, 2025 and the effects of discontinued operations of the Company’s Eagan operating segment discussed in Note 2 and Note 15, as to which the date is July 18, 2025, relating to the consolidated financial statements which appears in this Form 8K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Minneapolis, Minnesota

July 18, 2025